Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

by and among

Burlington Coat Factory Warehouse Corporation

and

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Wachovia Capital Markets, LLC

Dated as of April 13, 2006

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 13, 2006, by and among Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Company”), the Guarantors listed on Schedule I hereto (collectively, the “Guarantors”), and Banc of America Securities LLC, Bear, Stearns & Co. Inc. and Wachovia Capital Markets, LLC (collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Company’s 11 1/8% Senior Notes due 2014 (the “Initial Notes”) fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement (as defined below). The Initial Notes and the Guarantees attached thereto are herein collectively referred to as the “Initial Securities.”

This Agreement is made pursuant to the Purchase Agreement, dated April 10, 2006 (the “Purchase Agreement”), among the Company, the Guarantors and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(h) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest Payment Date: With respect to the Initial Securities, each Interest Payment Date.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date: The date of this Agreement.

Commission: The Securities and Exchange Commission.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Offer: The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Initial Securities to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Securities Act and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

Exchange Securities: The 11 1/8% Senior Notes due 2014, of the same series under the Indenture as the Initial Notes and the Guarantees attached thereto, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

Holders: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The Indenture, dated as of April 13, 2006, by and among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”), pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Purchaser: As defined in the preamble hereto.

Initial Notes: As defined in the preamble hereto.

Initial Placement: The issuance and sale by the Company of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Securities: As defined in the preamble hereto.

Interest Payment Date: As defined in the Indenture and the Securities.

NASD: National Association of Securities Dealers, Inc.

Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities: The Initial Securities and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Trust Indenture Act: The Trust Indenture Act of 1939, as in effect on the date of the Indenture.

Transfer Restricted Securities: Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Company and the Guarantors shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 180 calendar days after the Closing Date (or if such 180th day is not a Business Day, the next succeeding Business Day), a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use its reasonable best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 30 calendar days after the filing of the Registration Statement (or if such 30th day is not a Business Day, the next succeeding Business Day), provided, that if the SEC conducts a review of such Registration Statement, the Company shall cause the Registration Statement to become effective within 120 calendar days after filing (or if such 120th day is not a Business Day, the next succeeding Business Day), (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) use its reasonable best efforts to, within 45 calendar days after the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is mailed to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company shall use its reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 45 calendar days after the effectiveness of such Registration Statement (or if such 45th day is not a Business Day, the next succeeding Business Day).

(c) The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

Each of the Company and the Guarantors shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 210 calendar days (or 300 calendar days if the Exchange Offer Registration Statement is reviewed by the SEC) after the Closing Date (or if such 210th or 300th calendar day, as applicable, is not a Business Day, the next succeeding Business Day), or (iii) any Holder notifies the Company prior to the 20th calendar day after the Exchange Offer is Consummated that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company or one of its affiliates, then, upon such Holder’s request, the Company and the Guarantors shall

(x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to the earliest to occur of (1) the 30th calendar day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement, (2) the 30th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above, and (3) the 210th calendar day (or 300th calendar day if the Exchange Offer Registration Statement is reviewed by the SEC) after the Closing Date (or if such 210th or 300th day, as applicable, is not a Business Day, the next succeeding Business Day) (such earliest date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 60th calendar day after the Shelf Filing Deadline (or if such 60th calendar day is not a Business Day, the next succeeding Business Day).

Each of the Company and the Guarantors shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the Initial Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement).

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. Additional Interest. If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement, (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Exchange Offer Registration Statement has become effective or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Company and the Guarantors hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Initial Securities. Each of the Company and the Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Each of the Company and the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted

Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Company and the Guarantors shall:

(i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to each of the Initial Purchasers and each selling Holder named in any Registration Statement, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review by such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser or Holder of Transfer Restricted Securities covered by such Registration Statement shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to (A) the Initial Purchasers and (B) each selling Holder named in any Registration Statement, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Initial Purchasers or selling Holders reasonably may request;

(vi) make available at reasonable times for inspection by the Initial Purchasers and any attorney or accountant retained by such Initial Purchasers, all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, Initial Purchaser, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

(vii) if requested by any selling Holders, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby;

(ix) furnish to each Initial Purchaser and each selling Holder without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x) deliver to each selling Holder and each of the Initial Purchasers, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each Broker-Dealer (as contemplated in Section 3), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) enter into such agreements and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not the registration is an Underwritten Registration, each of the Company and the Guarantors shall:

(A) furnish to each Initial Purchaser and each selling Holder in such substance and scope as they may request and as are customarily made in similar offerings, upon the date of the Consummation of the Exchange Offer or, if applicable, the effectiveness of the Shelf Registration Statement a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5(e) of the Purchase Agreement and such other matters as such parties may reasonably request;

(B) set forth in full the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in any agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(xi), if any.

If at any time the representations and warranties of the Company and the Guarantors contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Company or the Guarantors shall so advise the Initial Purchasers and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii) shall issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiv) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xv) use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xvi) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain at the time of such delivery an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvii) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xviii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xix) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

(xx) cause all Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Securities; and

(xxi) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Company’s and the Guarantor’s performance of or compliance with this Agreement will be borne by the Company and the Guarantors, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Cahill Gordon & Reindel llp or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of its obligations pursuant to this Agreement. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantors. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and their respective directors, officers of the Company and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company and the Guarantors, on the one hand, and the Indemnified Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A. Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. [Reserved].

SECTION 12. Miscellaneous.

(a) Remedies. Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its debt securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of the Guarantors has previously entered into any agreement granting any registration rights with respect to its debt securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Securities. The Company will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

if to the Company:

Burlington Coat Factory Warehouse Corporation

1830 Route 130

Burlington, New Jersey 08016

Facsimile: (609) 387-7800

Attention: Paul Tang

with a copy to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022-4611

Facsimile: (212) 446-4900

Attention: Joshua N. Korff

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

By:	/s/ Paul C. Tang
Executive Vice President

EACH OF THE SUBSIDIARIES LISTED ON ANNEX A HERETO, as Guarantors

By:	/s/ Paul C. Tang
Executive Vice President

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC WACHOVIA CAPITAL MARKETS, LLC

By:	Banc of America Securities LLC

By:	/s/ Chris Ooten
Principal

Schedule I

Guarantors	Jurisdiction of Organization
Burlington Coat Factory of Alabama, LLC	Alabama

Burlington Coat Factory Realty of Huntsville, LLC	Alabama

Burlington Coat Factory Warehouse of Anchorage, Inc.	Alaska

Burlington Coat Factory of Arizona, LLC	Arizona

Burlington Coat Factory Realty of Mesa, Inc.	Arizona

Burlington Coat Factory Realty of Desert Sky, Inc.	Arizona

Burlington Coat Factory of Arkansas, LLC	Arkansas

Burlington Coat Factory of California, LLC	California

Burlington Coat Factory Warehouse of San Bernadino, LLC	California

Baby Depot of California, LLC	California

MJM Designer Shoes of California, LLC	California

Burlington Coat Factory Warehouse of San Francisco, Inc.	California

Burlington Coat Factory Warehouse of San Bernadino, Inc.	California

Baby Depot of Ontario, Inc.	California

Baby Depot of San Diego, Inc.	California

Totally 4 Kids of Milpitas, Inc.	California

Totally 4 Kids of Ontario, Inc.	California

M J M Designer Shoes of Sacramento, Inc.	California

M J M Designer Shoes of Ontario, Inc.	California

M J M Designer Shoes of Modesto, Inc.	California

Burlington Coat Factory Realty of Dublin, Inc.	California

Burlington Coat Factory Realty of Florin, Inc.	California

Burlington Coat Factory Realty of Ventura, Inc.	California

Burlington Coat Factory of Colorado, LLC	Colorado

Burlington Coat Factory of Connecticut, LLC	Connecticut

Cohoes Fashions of Connecticut, LLC	Connecticut

Burlington Coat Realty of East Windsor, Inc.	Connecticut

Burlington Coat Factory Warehouse Corporation	Delaware

Burlington Coat Factory Realty Corp.	Delaware

Burlington Coat Factory of Delaware, LLC	Delaware

MJM Designer Shoes of Delaware, LLC	Delaware

C.F.I.C. Corporation	Delaware

C.F.B., Inc.	Delaware

C L B, Inc.	Delaware

Burlington Coat Factory of Texas, L.P.	Delaware

Burlington Coat Factory of Texas, Inc.	Delaware

Burlington Coat Factory Purchasing, Inc.	Delaware

Burlington Coat Factory of Florida, LLC	Florida

MJM Designer Shoes of Florida, LLC	Florida

Burlington Coat Factory Realty of University Square, Inc.	Florida

Burlington Coat Factory Realty of Coral Springs, Inc.	Florida

Burlington Coat Factory Realty of West Colonial, Inc.	Florida

Burlington Coat Factory Realty of Orlando, Inc.	Florida

Burlington Coat Factory Realty of Sarasota, Inc.	Florida

K & T Acquisition Corp.	Florida

Bee Ridge Plaza, LLC	Florida

Burlington Coat Factory of Georgia, LLC	Georgia

Burlington Coat Factory Warehouse of Atlanta, Inc.	Georgia

Burlington Coat Factory Realty of Morrow, Inc.	Georgia

Burlington Coat Factory of Idaho, LLC	Idaho

Burlington Coat Factory of Illinois, LLC	Illinois

Burlington Coat Factory Warehouse of Chicago, Inc.	Illinois

Burlington Coat Factory Warehouse of East St. Louis, Inc.	Illinois

Burlington Coat Factory Warehouse of Tinley Park, Inc.	Illinois

Burlington Coat Realty of Gurnee, Inc.	Illinois

Burlington Coat Factory Realty of Bloomingdale, Inc.	Illinois

Burlington Coat Factory Realty of River Oaks, Inc.	Illinois

Burlington Coat Factory of Indiana, LLC	Indiana

Burlington Coat Factory Realty of Greenwood, Inc.	Indiana

Burlington Coat Factory Warehouse of Des Moines, Inc.	Indiana

Burlington Coat Factory of Kansas, LLC	Kansas

Burlington Coat Factory of Kentucky, Inc.	Kentucky

Burlington Coat Factory Warehouse of Lexington, Inc.	Kentucky

Burlington Coat Factory Warehouse of Dixie, Inc.	Kentucky

Burlington Coat Factory of Louisiana, LLC	Louisiana

Burlington Coat Factory of Maine, LLC	Maine

Burlington Coat Factory of Maryland, LLC	Maryland

Burlington Coat Factory of Massachusetts, LLC	Massachusetts

Cohoes Fashions of Massachusetts, LLC	Massachusetts

Decelle of Shrewsbury, Inc.	Massachusetts

Decelle of North Attleboro, Inc.	Massachusetts

Burlington Coat Factory Realty of North Attleboro, Inc.	Massachusetts

Burlington Coat Factory of Michigan, LLC	Michigan

Burlington Coat Factory Warehouse of Detroit, Inc.	Michigan

Burlington Coat Factory Warehouse of Redford, Inc.	Michigan

Burlington Coat Factory Warehouse of Walker, Inc.	Michigan

Burlington Coat Factory Warehouse of Grand Rapids, Inc.	Michigan

Burlington Coat Factory of Minnesota, LLC	Minnesota

Burlington Coat Factory of Missouri, LLC	Missouri

Burlington Coat Factory Warehouse of Desperes, Inc.	Missouri

Burlington Coat Factory Warehouse of Missouri, Inc.	Missouri

Burlington Coat Factory Warehouse of St. Ann, Inc.	Missouri

Burlington Coat Factory Warehouse of Benjamin KC, Inc.	Missouri

Burlington Coat Factory Warehouse of Kingshighway, Inc.	Missouri

Burlington Coat Factory Warehouse of St. Peters, Inc.	Missouri

Burlington Coat Factory Warehouse of St. Louis, Inc.	Missouri

Burlington Coat Factory Warehouse of Bridgeton, Inc.	Missouri

Luxury Linens of St. Louis, Inc.	Missouri

Burlington Coat Factory Realty of Des Peres, Inc.	Missouri

Burlington Coat Factory of Nebraska, LLC	Nebraska

Burlington Coat Factory of Nevada, LLC	Nevada

Burlington Coat Realty of Las Vegas, Inc.	Nevada

Burlington Coat Factory of New Hampshire, LLC	New Hampshire

Burlington Coat Factory of New Jersey, LLC	New Jersey

MJM Designer Shoes of New Jersey, LLC	New Jersey

Cohoes Fashions of New Jersey, LLC	New Jersey

Burlington Coat Factory Warehouse of Flemington, Inc.	New Jersey

Burlington Coat Factory Direct Corporation	New Jersey

M J M Designer Shoes of Moorestown, Inc.	New Jersey

Super Baby Depot of Moorestown, Inc.	New Jersey

Burlington Coat Factory Realty of Edgewater Park, Inc.	New Jersey

Burlington Coat Factory Realty of Paramus, Inc.	New Jersey

Burlington Coat Factory Realty of Pinebrook, Inc.	New Jersey

Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.	New Jersey

Burlington Coat Factory Warehouse of New Jersey, Inc.	New Jersey

Burlington Coat Factory of New Mexico, LLC	New Mexico

Burlington Coat Factory Warehouse of Albuquerque, Inc.	New Mexico

Burlington Coat Factory Warehouse of West Albuquerque, Inc.	New Mexico

Burlington Coat Factory of New York, LLC	New York

MJM Designer Shoes of New York, LLC	New York

Cohoes Fashions of New York, LLC	New York

Cohoes of Fayetteville, Inc.	New York

Georgetown Fashions Inc.	New York

Monroe G. Milstein, Inc.	New York

LC Acquisition, Inc.	New York

Burlington Coat Factory Realty of Yonkers, Inc.	New York

Burlington Coat Factory of North Carolina, LLC	North Carolina

Burlington Coat Factory of North Dakota, LLC	North Dakota

Burlington Coat Factory of Ohio, LLC	Ohio

Burlington Coat Factory Warehouse of Cleveland, Inc.	Ohio

Burlington Coat Factory Warehouse of Cuyahoga, Inc.	Ohio

Burlington Coat Factory of Oklahoma, LLC	Oklahoma

Burlington Coat Factory Realty of Tulsa, Inc.	Oklahoma

Burlington Coat Factory of Oregon, LLC	Oregon

Burlington Coat Factory of Pennsylvania, LLC	Pennsylvania

MJM Designer Shoes of Pennsylvania, LLC	Pennsylvania

Burlington Coat Factory Warehouse of Bristol, LLC	Pennsylvania

Burlington Coat Factory Outlet Inc.	Pennsylvania

Burlington Coat Factory Outlet of Eynon, Inc.	Pennsylvania

Burlington Coat Factory Outlet of Reading, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Market, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Lancaster, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Pennsylvania, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Monroeville, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Edwardsville, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Philadelphia, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Allentown, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Bethel Park, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Harrisburg, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Allegheny, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Franklin, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Havertown, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Montgomeryville, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Cheltenham, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Wilkes-Barre, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Millcreek, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Langhorne, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Greensburg, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of West Mifflin, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Warminster, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Whitehall, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Center City, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Fairgrounds, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Jenkintown, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of York, Inc.	Pennsylvania

Eynon Plaza Fashions, Inc.	Pennsylvania

Penn Plaza Fashions, Inc.	Pennsylvania

Penn Fashions, Inc.	Pennsylvania

M J M Designer Shoes of Eynon, Inc.	Pennsylvania

M J M Designer Shoes of St. David’s, Inc.	Pennsylvania

Luxury Linens of Reading, Inc.	Pennsylvania

Luxury Linens of Levittown, Inc.	Pennsylvania

Luxury Linens of Monroeville, Inc.	Pennsylvania

Burlington Coat Factory Realty of West Mifflin, Inc.	Pennsylvania

Burlington Coat Factory Realty of Langhorne, Inc.	Pennsylvania

Burlington Coat Factory Realty of Whitehall, Inc	Pennsylvania

Burlington Factory Warehouse of Reading, Inc.	Pennsylvania

Burlington Coat Factory Warehouse Inc.	Pennsylvania

Burlington Coat Factory Warehouse of East Providence, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Woonsocket, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Johnston, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Warwick, Inc.	Pennsylvania

Cohoes Fashions of Cranston, Inc.	Pennsylvania

Burlington Coat Factory of South Carolina, LLC	South Carolina

Burlington Coat Factory Warehouse of Charleston, Inc.	South Carolina

Burlington Coat Factory Warehouse of Memphis, Inc.	Tennessee

Burlington Coat Factory Warehouse of Shelby, Inc.	Tennessee

Burlington Coat Factory Warehouse of Hickory Commons, Inc.	Tennessee

Burlington Coat Factory Realty of Memphis, Inc	Tennessee

Burlington Coat Factory Realty of Memphis, LLC.	Tennessee

Burlington Coat Factory Warehouse of Baytown, Inc.	Texas

M J M Designer Shoes of Texas, Inc.	Texas

Famous Brands of Dallas, Inc.	Texas

Burlington Coat Realty of Plano, Inc.	Texas

Burlington Coat Realty of Houston, Inc.	Texas

Burlington Coat Factory Realty of Westmoreland, Inc.	Texas

Burlington Coat Factory Realty of Bellaire, Inc.	Texas

Burlington Coat Factory Realty of El Paso, Inc.	Texas

Burlington Coat Factory of Utah, LLC	Utah

Burlington Coat Factory Warehouse of Orem, Inc.	Utah

Burlington Coat Factory of Virginia, LLC	Virginia

Burlington Coat Factory of Pocono Crossing, LLC	Virginia

Burlington Coat Factory Warehouse of Coliseum, Inc.	Virginia

Burlington Coat Realty of Potomac, Inc.	Virginia

Burlington Coat Factory Realty of Fairfax, Inc.	Virginia

Burlington Coat Factory Realty of Coliseum, Inc.	Virginia

Burlington Coat Factory of Washington, LLC	Washington

Burlington Coat Factory Realty of Franklin, Inc.	Washington

Burlington Coat Factory of West Virginia, LLC	West Virginia

Burlington Coat Factory of Wisconsin, LLC	Wisconsin